Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Emerging Markets Debt Fund Inc.

We consent to the use of our report dated December 21, 2007 for Western Asset Emerging Markets Debt Fund Inc., as of October 31, 2007, incorporated herein by reference and to the references to our firm under the headings “Proposal 1 – To Elect Two Class I Directors to EFL’s Board of Directors”, “Additional Information About the Funds”, “Fees Paid to Independent Registered Public Accounting Firm” and “Service Providers” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

March 28, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Emerging Markets Floating Rate Fund Inc.

We consent to the use of our report dated April 27, 2007 for Western Asset Emerging Markets Floating Rate Fund Inc., as of February 28, 2007, incorporated herein by reference and to the references to our firm under the headings “Proposal 1 – To Elect Two Class I Directors to EFL’s Board of Directors”, “Additonal Information About the Funds”, “Fees Paid to Independent Registered Public Accounting Firm” and “Service Providers” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

March 28, 2008